Exhibit 99.6

AMENDED AND RESTATED AGREEMENT REGARDING TERMINATION BENEFITS

This “Amended and Restated Agreement Regarding Termination Benefits” (“Agreement”) is entered into as of December 30, 2008 (the “Effective Date”) between Teradyne, Inc., a Massachusetts Corporation with a principal office at 600 Riverpark Drive, North Reading, MA 01864 (the “Company”) and Michael A. Bradley, the Chief Executive Officer (CEO) and President of the Company, with a residential address of [INTENTIONALLY OMITTED] (“Executive”).

WHEREAS, the Company and Executive have agreed on certain Termination Benefits in the event the Executive’s employment with the Company terminates under the conditions described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Company and the Executive agree as follows:

1. Effective Date and Term: This Agreement shall become effective as of the date set forth in the opening paragraph. Subject to the provisions of Sections 4 and 9 below and unless earlier terminated as permitted herein, this Agreement shall continue in effect for a period of three (3) years from the Effective Date (“Term”) and thereafter, the Term shall automatically be extended for additional one-year periods unless, not later than sixty (60) days prior to the end of the then current Term, the Company shall have given notice to the Executive not to extend the then current Term.

2. Definitions: For purposes of this Agreement, capitalized terms shall be defined as follows:

“Model Compensation” shall mean the Executive’s annual “model compensation” as determined by the Company’s Compensation Committee or Board of Directors, which consists of (a) a fixed annual salary and (b) a target annual variable amount.

“Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Executive, after notice thereof, to render services to Company in accordance with the terms or requirements of his employment, as established by the Company Board of Directors from time to time and communicated to the Executive; (ii) the Executive’s disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company [each in connection with the Executive’s employment by the Company]; (iii) the Executive’s deliberate disregard of the rules or policies of, or breach of an agreement with, Company which results in direct or indirect material loss, damage or injury to the Company; (iv) the intentional, unauthorized disclosure by the Executive of any trade secret or confidential information of the Company; (v) the commission by the Executive of an act which constitutes unfair competition with the Company or (vi) the conviction of, or the entry of a plea of guilty or nolo contendere by the Executive, to any crime involving moral turpitude or any felony. [In the event that the Company determines that Cause may exist pursuant to clauses (i), (iii) and (v) above, the Company shall give the Executive written notice of the facts constituting such Cause and the Executive shall have thirty (30) days following receipt of such notice to remedy such Cause.]

“Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events: (i) any consolidation, cash tender offer, reorganization, re-capitalization, merger or plan of share exchange following which the capital stock of the Company immediately prior to such transaction constitutes less than a majority of the combined voting power of the then-outstanding securities of the combined corporation or person immediately after such transaction; (ii) any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets; (iii) the adoption by the Board of Directors of Company of any plan or proposal for the liquidation or dissolution of the Company; (iv) a change in the majority of the Board of Directors of the Company through one or more contested elections occurring within a three year period; or (v) any person (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act of 1934, as amended) becomes beneficial owner of 30% or more of the combined voting power of the Company’s outstanding voting securities other than (A) as a result of a consolidation, reorganization, recapitalization, merger or plan of share exchange following which the capital stock of the Company outstanding immediately prior to such transaction constitutes at least a majority of the combined voting power of the then-outstanding securities of the combined corporation or person immediately after such transaction, (B) by any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) by a person temporarily acquiring beneficial ownership in its capacity as an underwriter (as defined pursuant to Section 2(a)(11) of the Securities Act of 1933, as amended) in connection with a public offering of the Company’s securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean “Teradyne, Inc. and shall include its successors and assigns, and any corporation or other entity which is the surviving or continuing entity following a merger, consolidation, or sale of all or substantially all of the Company’s assets or stock.

“Competitor” includes, but is not limited to, any business or enterprise that develops, designs, produces, markets, sells, or renders any product or service developed, produced, marketed, sold or rendered by the Company, including actual or demonstrably anticipated research or development.

“Date of Termination” shall mean the last day of Executive’s employment with the Company.

“Disability” shall mean an illness, injury or other incapacitating condition as a result of which the Executive is absent from full time performance of his duties with the Company or is unable to perform his duties and responsibilities for a period of sixty (60) consecutive days during the Term or a period or periods aggregating to more than ninety (90) days in any consecutive six (6) month period but shall not include death.

“Equity Awards” shall mean the equity ownership, participation or appreciation opportunities provided by the Company to Employee pursuant to incentive plans that the Company maintains, including but not limited to its 2006 Equity and Cash Compensation Incentive Plan, the Teradyne, Inc. 1991 Employee Stock Option Plan and the Teradyne, Inc. 1997 Employee Stock Option Plan, and any stock options, restricted stock units, restricted stock, stock appreciation rights, phantom stock and other stock-based awards granted thereunder.

“Restricted Activities” shall include the following:

a)	Recruiting, soliciting, hiring or engaging, as an employee or independent contractor, any employees or former employees (excluding any former employee whose employment with the Company or its subsidiaries has been terminated for a period of six months or longer) of the Company or its subsidiaries;

b)	Soliciting, enticing, or encouraging employees of the Company or its subsidiaries to leave employment with the Company or its subsidiaries;

c)	Soliciting (for the purpose of providing a product or service that is competitive with the Company) any customer or prospective customer of the Company or its subsidiaries;

d)	Soliciting, enticing, advising, encouraging, or inducing (i) customers of the Company or its subsidiaries to discontinue or alter their business relationship or (ii) customers or prospective customers to refrain from entering into a business relationship with the Company or its subsidiaries;

e)

Entering the employment, rendering any professional services or taking a position as an officer, director, partner, owner, consultant, independent contractor, advisory board or committee member, principal, agent, employee or 10% or more shareholder with or to any individual, partnership, association or corporation which is a Competitor of the Company or its subsidiaries; but this clause (e) shall not preclude the Executive from rendering services to an entity that competes with an entity that has acquired Teradyne, Inc. (an “Acquirer”) so long as (i) the Executive’s services do not involve products or services that are competitive to those that were produced, marketed, sold or rendered by Teradyne, Inc. or any of its subsidiaries (including actual or demonstratively anticipated research or development) before the acquisition (“Teradyne Product/Services”) and (ii) the Executive is not retained as an Officer of the Acquirer following the consummation of the acquisition to render services involving the Acquirer’s products and services which are not Teradyne Products/Services.

f)	Establishing, funding, purchasing or managing a business which is competitive with the business of the Company or its subsidiaries.

3. Employment & Agreement Consideration: In consideration of (a) the Executive’s “at-will” employment with the Company and the compensation payments made to the Executive as CEO and President and (b) the Company’s willingness to enter into an agreement regarding termination benefits, specifically this Agreement, the Executive covenants and agrees that during the Term of this Agreement and for two (2) years after the Executive’s Date of Termination resulting from the Executive’s resignation, retirement or a termination by the Company for Cause, the Executive will not directly or indirectly engage in any of the Restricted Activities.

4. Termination Benefits and Covenants:

4.1 For the Executive: In consideration of, and as condition to, the performance by the Executive of the covenants, undertakings and other agreements set forth in Section 4.3 below, and for so long as the Executive performs such obligations, the Company shall provide the Termination Benefits described in subsections (a)-(f) below to the Executive if his employment with the Company is terminated by the Company for any reason other than for death, Disability, or Cause, provided that such termination by the Company does not trigger or entitle the Executive to any payments or benefits under the Amended and Restated Executive Officer Amended and Restated Change in Control Agreement dated contemporaneously herewith (the “Change in Control Agreement”). If the Executive’s employment with the Company is terminated within twenty-four (24) months following a Change in Control or within three (3) months prior to an actual Change in Control, then the terms and conditions of the Change in Control Agreement shall govern such employment termination and the Executive shall not be entitled to the payments and benefits described below.

(a) Continued Payments: Unless otherwise required under Section 4.1(b) below, the Company shall pay monthly to the Executive an amount equal to  1/12th of his current annual Model Compensation as of the Date of Termination for a period of twenty-four (24) months from the Date of Termination (the “Severance Period”). Except as otherwise expressly provided herein, under no circumstances shall the Executive receive more than a total of twenty-four (24) months of payments under this Agreement. All such continued payments shall be in accord with the Company’s customary pay practices.

(b) Deferred Compensation/Section 409A.

(i) Notwithstanding any other provision of this Agreement, if the Executive is a “specified employee” at the time of Executive’s “separation from service,” as defined in Section 409A of the Code, all payments, benefits, or removal of restrictions on the transfer of equity under this Agreement with respect to Executive’s separation from service that constitute compensation deferred under a nonqualified deferred compensation plan as defined in Section 409A of the Code to which such specified employee would otherwise be entitled during the first six months following the date of separation from service shall be made on the first day of the seventh month after the date of separation from service (or, if earlier, the date of death of the Executive).

(ii) For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A or payments that are made under separation pay plans as described in Treasury Regulation Section 1.409A-1(b)(ii), (iii) or (iv), shall not be treated as deferred compensation unless applicable law requires otherwise. Neither the Company nor the Employee shall have the right to accelerate or defer the delivery of any payments or benefits under this Agreement except to the extent specifically permitted or required by Section 409A.

(iii) This Agreement is intended to comply with the provisions of Section 409A and the Agreement shall, to the extent practicable, be construed in accordance therewith. Terms defined in the Agreement shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. In any event, the Company makes no representations or warranty and shall have no liability to Executive or any other person if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

(c) Benefits: During the Severance Period, the Company shall arrange or provide for continued health, dental and vision insurance plan coverage for the Executive at the same levels of coverage in existence prior to the Date of Termination subject to the Company and Executive each contributing to the applicable insurance premium payments on the same basis and in the same proportions as in existence at the Date of Termination. If the Executive is not eligible for continued health, dental and vision insurance plan coverage for any portion of the Severance Period, the Company shall provide or reimburse the Executive for comparable individual insurance and, if such provision or reimbursement constitutes taxable income to the Executive, such additional amount as is necessary to place the Executive in substantially the same after tax position as he was while an employee of the Company with respect to such insurance plan coverages. All other benefits, including but not limited to flex/vacation time accrual, short and long term disability insurance, life insurance, contributions (including company matches) into savings plan and savings plan plus, profit sharing payments and participation in the employee stock purchase plan shall cease as of the Date of Termination.

To the extent that amounts paid by the Company to provide benefits under this paragraph (c), are deemed to be deferred compensation subject to Section 409A, then such payments shall be made monthly and to the extent any such benefits are reimbursements of expenses incurred by the Executive then the expenses eligible for reimbursement in one taxable year may not effect the expenses eligible for reimbursement in another taxable year; such reimbursement must be made on or before the last day of the year following the year in which the expenses are incurred; and the right to reimbursement is not subject to liquidation or exchange for another benefit.

(d) Equity Awards: All unvested Equity Awards held by the Executive as of the date of the Executive’s termination by the Company shall continue to vest during the Severance Period as if the Executive’s employment had not been terminated. Except as modified in this Section 1(d), the terms of the applicable equity Plan(s) and Equity Award Agreements (including any successor plans and agreements) under which the Equity Awards were granted to the Executive shall continue to govern all of the Executive’s Equity Awards.

(e) Taxes and Withholdings: All payments made by the Company to the Executive under this Agreement shall be net of any applicable taxes (whether local, state, federal, provincial or otherwise) or other required or voluntary withholdings or deductions.

(f) Notwithstanding anything to the contrary herein, in the event the Executive dies after (i) his employment with the Company has been terminated for any reason other than Death, Disability and Cause and (ii) his right to the Termination Benefits stated in Section 4.1 has attached, the Company agrees that the Executive’s estate, conservator or designated beneficiary(ies), as the case may be, shall be entitled to the remainder of the Executive’s Termination Benefits described in Section 4.1.

4.2 Notwithstanding the preceding Section 4.1 and in consideration of, and as condition to, the Executive providing to the Company the covenants and agreements set forth in Section 4.3 below, the Company agrees that if the Executive’s employment with the Company is terminated by the Company for Disability, the Company shall, unless otherwise required under Section 4.1(b) above:

(a) provide the monthly payments described in Section 4.1(a) above, as reduced pursuant to 4.2(b) below, to the Executive for each month during the two (2) year period following his termination during which the Executive does not receive or is no longer eligible to receive any Company disability insurance benefits under the applicable insurance policy or program(s), other than as a result of Executive’s intentional malfeasance or death; and

(b) under this Section 4.2, reduce each monthly payment described in Section 4.1(a) above to the Executive by any compensation received by the Executive from other employment, consulting or the rendition of services outside the Restricted Activities.

The Executive agrees to use his best efforts to obtain and maintain any benefits from any disability policy or program under which he is an insured party or participant.

4.3 Executive’s Covenants: In consideration of, and as a condition to, the Company providing to the Executive the Termination Benefits set forth in Sections 4.1 and 4.2, the Executive covenants and agrees:

(a) that during the Term of this Agreement and for two (2) years after the Executive’s Date of Termination resulting from a termination by the Company for any reason other than for Death or Disability and so long as such termination does not trigger or entitle the Executive to any payments or benefits under the Change in Control Agreement, the Executive will not directly or indirectly engage in any of the Restricted Activities.

(b) to sign a valid, binding, irrevocable general release of any claims he has or may have against the Company, including its subsidiaries, in connection with or relating to his employment by and/or termination from employment with the Company in the form attached hereto as Attachment A, within twenty-one (21) days of his Date of Termination resulting from a termination by the Company, provided further that the Company shall be permitted to defer any payments and any benefits provided for in this Agreement whether pursuant to Sections 4.1(b) and 4.3(b) or otherwise until the tenth day after the later of the receipt of such release and the time at which the release has become valid, binding and irrevocable; provided that if the last day on which the Company would be permitted to commence payments and benefits under this Agreement in accordance with this provision falls in the taxable year following the taxable year in which the Date of Termination occurs, then all benefits and payments shall be made beginning in that taxable year. Notwithstanding the foregoing, the Company agrees and hereby acknowledges that the Release contained in Attachment A is not intended to and does not (i) apply to any claims the Executive may bring to enforce the terms of this Agreement, the Change in Control Agreement, or any outstanding Equity Award Agreement and applicable equity Plan; (ii) release the Company of any obligation it may have pursuant to a written agreement, the Company’s articles or organization or bylaws or as mandated by statute to indemnify the Executive as an officer or director of the Company; and (iii) release the Company of any obligation to provide and/or pay benefits to the Executive or the Executive’s estate, conservator or designated beneficiary (ies) under and in accordance with the terms of any applicable Company benefit plan and/or program.

(c) to continue to comply with any post-termination obligations he may have to the Company arising from this Agreement or any other agreement the Executive has with the Company, its subsidiaries, affiliates or divisions, including but not limited to the following:

•	All Outstanding Equity Award Agreements

•	Employment Agreement dated July 30, 2004

•	Change in Control Agreement

(d) to cooperate with and provide all reasonable assistance to the Company, with respect to any civil, criminal or administrative investigations, actions and/or proceedings involving the Company and relating in any way to Executive’s positions, duties and responsibilities while at the Company or to any matters which the Executive handled, participated in or had knowledge of while employed by the Company.,

(e) not to make any false or disparaging or derogatory statements or remarks to any person or entity about the Company’s (including its subsidiaries’) business affairs, financial condition, or about any Company or subsidiary directors, officers, employees, stockholders and agents.

4.4 Within sixty (60) days of the Executive’s termination of employment, for any reason, or his resignation or retirement, the Executive shall (a) return to the Company all Company property in his possession or control, including all electronic documents; and (b) submit all documentation for any reimbursements owed to the Executive for business expenses incurred prior to the Date of Termination.

4.5 No Termination Benefits: Except as expressly stated otherwise in Section 4.2, the Executive shall not be eligible for or receive any of the Termination Benefits described in Section 4.1 above upon the occurrence of any one of the following: (a) the Executive’s resignation of or retirement from employment with the Company, or (b) the termination of Executive’s employment with the Company resulting from Death or Disability, or (c) the termination of Executive’s employment by the Company for Cause; or (d) the Executive’s failure to perform or breach of any of the covenants, undertakings or other agreements set forth in Section 4.3; or (e) the Executive’s entitlement to receive payments or benefits under the Change in Control Agreement.

5. Termination Notice: Any termination of the Executive’s employment by the Company (other than by reason of Death) shall (a) be in writing; (b) indicate the basis for termination (such as with or without Cause, Disability, etc…) and with respect to a termination for Cause indicate the basis for termination in reasonable detail and (c) be delivered to the Executive in accordance with Section 17 below.

6. Resignation or Retirement Notice: Any resignation or retirement by Executive shall be (a) in writing, (b) explain the resignation or retirement and (c) be delivered to the Company at least ninety (90) days in advance of the resignation or retirement date and otherwise in accordance with Section 17 below.

7. Resignation as a Director: Upon termination of Executive’s employment by the Company for any reason or the resignation of or retirement from employment by the Executive, the Executive shall provide the Chairman of the Board with his written resignation from the Company’s Board and all subsidiary Boards, and the Board may choose to accept or reject the Executive’s resignation as a Company Board member.

8. No Third Party Beneficiaries: Except as otherwise provided in Section 4.1(f) above and in the Change in Control Agreement, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representative, executor, administrator or heir of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

9. No Obligation of Employment. Nothing in this Agreement shall be construed as an express or implied contract of employment between the Executive and the Company (or its subsidiaries, affiliate or divisions) or as a commitment on the part of the Company to retain Executive in any capacity for any period of time. Executive understands that the employment relationship between the Executive and the Company will be “at will” and the Executive understands that the Company may terminate Executive with or without “Cause” at any time (including prior to a Change in Control) or for any or no reason. Following any Change in Control, the Company may also terminate Executive with or without “Cause” at any time subject to the terms of this Agreement and the Executive’s rights and the Company’s obligations specified in the Change in Control Agreement.

10. Specific Performance: Executive acknowledges that (a) the services to be rendered under this Agreement and the obligations of the Executive assumed herein are of a special, unique and extraordinary character, (b) it would be difficult or impossible to replace such services and obligations, (c) the Company, its subsidiaries and affiliates will be irreparably harmed, and (d) the award of monetary damages will not adequately protect the Company, its subsidiaries and affiliates in the event of a breach hereof by the Executive. As a result, the Executive agrees and consents that if he violates any of the provisions of this Agreement, the Company shall, without any bond or other security, being required and without the necessity of proving monetary damages, be entitled to temporary and/or permanent injunctive relief to be issued by a court of competent jurisdiction restraining the Executive from committing or continuing any violation of this Agreement or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy the Company may have whether at law or in equity.

11. Dispute Resolution: Except for the equitable relief provisions set forth in Section 10, the Executive and the Company agree that any dispute, controversy or claim arising between the parties relating to this Agreement, otherwise relating in any way to Executive’s employment with and/or termination from the Company, or relating to

Executive’s relationship as a director or in any other capacity for the Company (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration before a single arbitrator. The arbitrator shall be selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”) pertaining at the time the dispute arises. The parties agree that such arbitration shall take place at the offices of the AAA in Boston, Massachusetts. In such arbitration proceedings, the arbitrator shall have the discretion, to be exercised in accordance with applicable law, to allocate among the parties the arbitrator’s fees, tribunal and other administrative and litigation costs and, to the prevailing party, reasonable attorneys’ fees. The award of the arbitrator may be confirmed before and entered as a judgment of any court having jurisdiction of the parties.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.

13. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed to the maximum extent permitted by law.

14. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 14. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

15. Assignment. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

16. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between Executive and the Company relating to the subject matter hereof including the Agreement Regarding Termination Benefits entered into between Teradyne, Inc. and the Executive dated September 3, 2004; provided, however, that the following Executive Agreements, as may be modified herein, shall remain in effect in accordance with their terms.

a)	All Outstanding Equity Award Agreements

b)	Employment Agreement dated July 30, 2004

c)	Change in Control Agreement

d)	Any written indemnification Agreements signed by the Company.

e)	The Release, Attachment A hereto, once executed between the Company and the Executive

17. Notices. All notices hereunder shall be in writing and shall be delivered (a) in person, (b) mailed by U.S. certified or registered mail, return receipt requested, postage prepaid, (c) sent via facsimile with a confirmed facsimile transmission receipt, or (d) sent via overnight delivery with a confirmed receipt of delivery; in each instance addressed, if to the Executive or the Company, as the case may be at the address noted below or to such other address as either party may furnish to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt.

To the Company:

Teradyne, Inc.

600 Riverpark Drive

North Reading, MA 01864

Attention: General Counsel

To the Executive:

[INTENTIONALLY OMITTED]

With a copy to the Executive’s Counsel:

Robert L. Birnbaum, Esq.

Foley Hoag, LLP

Seaport World Trade Center West

155 Seaport Boulevard

Boston, Mass. 02210-2600

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by a duly authorized director, and by the Executive.

TERADYNE, INC.		EXECUTIVE

/s/ Roy A. Vallee		/s/ Michael A. Bradley
Name:	Roy A. Vallee	Michael A. Bradley
Title:	Chair, Compensation Committee	President & Chief Executive Officer

ATTACHMENT A

Release

In consideration of the payment and receipt of the Termination Benefits described in the “Amended and Restated Agreement Regarding Termination Benefits” dated December     , 2008 between me and Teradyne, Inc. of 600 Riverpark Drive, North Reading, MA 01864 (the “Company”), all of which I acknowledge I would not otherwise be entitled to receive and except as otherwise expressly excluded under Section 4.3(b) of said Agreement, I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its successors and assigns and their respective officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which I ever had or now have against the Released Parties arising out of my employment with and/or termination or separation from the Company or relating to my relationship as a Director, Officer or in any other capacity for the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., and the Massachusetts Fair Employment Practices Act., M.G.L. c.151B, §1 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12 §§11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, §102 and M.G.L. c.214, §1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, §1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, §1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, §105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of my employment with, termination or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that notwithstanding the foregoing, the Company agrees and hereby acknowledges that this Release Agreement is not intended to and does not (i) apply to any claims I may bring to enforce the terms of this Agreement, the Amended and Restated Executive Officer Change in Control Agreement, or any outstanding Equity Award Agreement and equity Plan; (ii) release the Company of any obligation it may have pursuant to a written agreement, the Company’s articles of organization or bylaws, or as mandated by statute to indemnify me as an officer or director of the Company; and (iii) release the Company of any obligation to provide and/or pay benefits to me or my estate, conservator or designated beneficiary(ies) under and in accordance with the terms of any applicable Company benefit plan and/or program; provided further, that nothing in this Release Agreement prevents me from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that I acknowledge that I may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967:

Since I am 40 years of age or older, I have been informed that I have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and I agree that:

(a) in consideration for the severance payments and benefits described in Section 4.1 of the Amended and Restated Agreement Regarding Termination Benefits, which I am not otherwise entitled to receive, I specifically and voluntarily waive such rights and/or claims under the ADEA I might have against the Released Parties to the extent such rights and/or claims arose prior to the date this Release Agreement was executed;

(b) I understand that rights or claims under the ADEA which may arise after the date this Release Agreement is executed are not waived by me;

(c) I was advised that I have at least 21 days within which to consider the terms of this Release Agreement and to consult with or seek advice from an attorney of my choice or any other person of your choosing prior to executing this Release Agreement;

(d) I have carefully read and fully understand all of the provisions of this Release Agreement, and I knowingly and voluntarily agree to all of the terms set forth in this Release Agreement; and

(e) in entering into this Release Agreement I am not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document.

Period for Review and Consideration of Agreement:

I acknowledge that I was informed and understand that I have twenty-one (21) days to review this Release Agreement and consider its terms before signing it.

The 21-day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.

Accord and Satisfaction: The amounts set forth in the Amended and Restated Agreement Regarding Termination Benefits shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Released Parties to me, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, cash awards, Equity Awards, commissions, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorney’s fees, or other costs or sums.

Revocation Period: I may revoke this Release Agreement at any time during the seven-day period immediately following my execution hereof. As a result, this Release Agreement shall not become effective or enforceable and the Company shall have no obligation to make any payments or provide any benefits described herein until the seven-day revocation period has expired.

Michael A. Bradley	Date

Witness	Date

IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,

PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I, Michael A. Bradley, acknowledge that I was informed and understand that I have 21 days within which to consider the attached Release Agreement, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21 day period.

Dated:
Michael A. Bradley

Dated:
Witness

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